UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2006
AAC Group Holding Corp.
American Achievement Corporation
American Achievement Group Holding Corp.
(Exact name of registrants as specified in their charters)

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)	333-121479	Identification No.)
Delaware	333-84294	20-1854833
Delaware	333-137067	13-4126506
Delaware		20-4833998
7211 Circle S Road
Austin, Texas 78745
(Address of Principal Executive Offices, Zip Code)
Registrants’ telephone number, including area code (512) 444-0571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On October 31, 2006, Andrea Geisser and David Fiore, Directors of American Achievement Corporation (“AAC”), AAC Group Holding Corp. (“AAC Group”) and American Achievement Group Holding Corp. (“Group Holdings”), informed AAC, AAC Group and Group Holdings of their respective resignations from each of AAC, AAC Group and Group Holdings Board of Directors, effective as of such date. Mr. Geisser also served as a member of AAC’s Audit Committee. Mr. Geisser’s and Mr. Fiore’s decisions are for personal reasons and not the result of any disagreement with AAC, AAC Group or Group Holdings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2006	By:	/s/ SHERICE BENCH
Sherice Bench
Chief Financial Officer